EXHIBIT 4(r)
This instrument prepared by:
James P. Paul, Esq.
HALEY, SINAGRA & PEREZ, P. A.
100 South Biscayne Blvd., Suite 800
Miami, Florida 33131

                            SATISFACTION OF MORTGAGE
                            ------------------------

         KNOW ALL MEN BY THESE PRESENTS, that SELEX INTERNATIONAL B.V., a company organized under the laws of the Netherlands (Mortgagee), is the owner and holder of a certain mortgage deed executed by THE DELTONA CORPORATION, a Delaware corporation, 999 Brickell Avenue, Suite 700, Miami, FL 33131 ("Mortgagor"), in favor of SELEX SITTARD B. V. n/k/a SELEX INTERNATIONAL, B. V. a Netherlands corporation, dated June 15, 1992, securing a certain note in the principal sum of $3,000,000.00 Dollars, and all promises and obligations set forth in said mortgage, upon the property described in said mortgage, and any further encumbrances, as recorded June 18, 1992 in Official Records Book 945 at Pages 1282 through 1302, of the Public Records of St. Johns County, Florida.

         HEREBY ACKNOWLEDGES full payment and satisfaction of said notes and mortgage deed, and surrender the same as cancelled and hereby directs the Clerk of the said Court to cancel the same of record.

         Witness my hand and seal this 13 day of November, 1997.


                                                                          [Seal]

Signed, sealed and delivered
in the presence of:
                                       SELEX INTERNATIONAL B.V.,
                                       a company organized under the laws of the
                                       Netherlands
/s/ Sharon Hummerhielm
-----------------------------
Witness: Sharon Hummerhielm

/s/ Nancy Roche                        By: /s/ Rudy M. Gram
------------------------------            -------------------------------------
Witness: Nancy Roche                      RUDY M. GRAM, Attorney-In-Fact
                                          49 Shores Boulevard, St. Augustine
                                          Shores, FL 32086


STATE OF FLORIDA,
COUNTY OF DADE:

     The foregoing instrument was acknowledged before me this 13th day of November, 1997, by RUDY M. GRAM, Attorney-In-Fact for SELEX INTERNATIONAL B.V., a company organized under the la s of the Netherlands, on behalf of the corporation. He is personally known to me.


                                    /s/ Nancy Roche
                                    -------------------------------------------
                                                                  Notary Public